Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC. REPORTS
2005 FIRST QUARTER RESULTS

EPS INCREASED 68.4 PERCENT

CARMEL, IN, April 26, 2005--ITT Educational Services, Inc. (NYSE:ESI), a leading provider of technology-oriented postsecondary degree programs, today reported that earnings per share ("EPS") in the first quarter of 2005 increased 68.4 percent to $0.32 compared to $0.19 in the first quarter of 2004. Revenue increased 13.0 percent in the first quarter of 2005 to $160.2 million compared to $141.7 million in the first quarter of 2004. Operating margin increased 450 basis points to 14.4 percent in the first quarter of 2005 compared to 9.9 percent in the same period of 2004. New student enrollment in the first quarter of 2005 increased 6.1 percent to 9,824 compared to 9,253 in the first quarter of 2004. ITT/ESI reported that total student enrollment increased 9.2 percent to 41,557 as of March 31, 2005 compared to 38,052 as of March 31, 2004. Those enrollment numbers and percentages exclude international enrollments and enrollments at two institutes that ceased operations at the end of 2004. Online course registrations in the first quarter of 2005 were 25,368 compared to 7,088 in the same period of 2004.

The company reported that it continues to work to resolve the ongoing investigations of the company being conducted by the U.S. Department of Justice ("DOJ") and the Office of Attorney General for the State of California, and the Securities and Exchange Commission ("SEC") inquiry into the matters being investigated by the DOJ, as described in the company's 2004 annual report on Form 10-K which was filed with the SEC on March 15, 2005.

The company provided the following information for the three months ended March 31, 2005:

Financial and Operating Data For The Three Months Ended March 31st, Unless Otherwise Indicated
(Dollars in millions, except per share and per student data)
	2005	2004	Increase/ (Decrease)

Revenue	$160.2	$141.7	13.0%

Special Legal and Other Investigation Costs	$7.7	$9.7	(20.5)%
Operating Income	$23.1	$14.1	64.2%
Operating Income Before Special Legal and Other Investigation Costs (A)	$30.8	$23.8	29.6%

Special Legal and Other Investigation Costs as a Percent of Revenue	4.8%	6.9%	(210) basis points
Operating Margin	14.4%	9.9%	450 basis points
Operating Margin Before Special Legal and Other Investigation Costs (A)	19.2%	16.8%	240 basis points

Special Legal and Other Investigation Costs Net of Tax	$4.7	$5.9	(21.1)%
Net Income	$15.0	$9.0	66.5%
Net Income Before Special Legal and Other Investigation Costs Net of Tax (A)	$19.7	$14.9	31.8%

Special Legal and Other Investigation Costs Per Share (fully diluted)	$0.10	$0.13	($0.03)
Earnings Per Share (fully diluted)	$0.32	$0.19	68.4%
Earnings Per Share (fully diluted) Before Special Legal and Other Investigation Costs (A)	$0.42	$0.32	31.3%

New Student Enrollment (B)	9,824	9,253	6.2%
Continuing Students (B)	31,733	28,799	10.2%
Total Student Enrollment as of March 31st (B)	41,557	38,052	9.2%
Online Course Registrations (C)	25,368	7,088	257.9%
Quarterly Persistence (Retention) Rate (D)	77.6%	78.0%	(40) basis points
Revenue Per Student (E)	$3,918	$3,823	2.5%
Cash and Cash Equivalents and Investments as of March 31st	$351.3	$266.0	32.1%
Bad Debt Expense as a Percent of Revenue	1.8%	1.8%	0 basis points
Days Sales Outstanding as of March 31st	7.2 days	5.5 days	1.7 days
Deferred Tuition Revenue as of March 31st	$150.7	$127.7	18.0%
Debt	$0	$ 0	--
Fully Diluted Shares of Common Stock Outstanding	47,079,000	46,763,000	--
Shares of Common Stock Repurchased	0	0	--
Land and Building Purchases	$9.6 (F)	$ 0	N/A
Number of New Colleges Opened	0	0	--
Capital Expenditures, Net	$3.1	$3.0	4.0%

_________________________________

(A) Given the large amount of legal and other investigation costs accrued in connection with the DOJ investigation, the SEC inquiry and the securities class action, shareholder derivative and books and records inspection lawsuits filed against the company (collectively, the "Actions"), the company's management believes that the company's performance results without these additional costs is a useful measure for management and might be a useful supplement for investors in comparing the company's performance absent the legal and other investigation costs associated with the Actions. Although legal and other investigation costs are a regular expense of the company, the level of legal and other investigation costs facing the company as a result of the Actions is much larger than the company has previously experienced, and the company hopes that legal and other investigation costs at this level will not occur in the future. In evaluating the company's performance, the company's management uses the following measurements that are not under generally accepted accounting principles ("GAAP") and are, therefore, non-GAAP financial measures. Although the non-GAAP financial measures exclude a cash cost to the company, management compensates for this by also using the GAAP measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the measures prepared in accordance with GAAP.

(1) The company believes that Operating Income Before Special Legal and Other Investigation Costs provides useful information to management and investors by improving their ability to compare the company's Operating Income without the Special Legal and Other Investigation Costs for the three months ended March 31, 2005 with the Operating Income without the Special Legal and Other Investigation Costs for the corresponding period in 2004. Operating Income Before Special Legal and Other Investigation Costs can be reconciled to Operating Income as shown in the two lines of the table immediately preceding this entry.

(2) The company believes that Operating Margin Before Special Legal and Other Investigation Costs provides useful information to management and investors by improving their ability to compare the company's Operating Income without the Special Legal and Other Investigation Costs as a percentage of Revenue for the three months ended March 31, 2005 with the Operating Income as a percentage of Revenue without the Special Legal and Other Investigation Costs for the corresponding period in 2004. Operating Margin Before Special Legal and Other Investigation Costs can be reconciled to Operating Margin as shown in the two lines of the table immediately preceding this entry.

(3) The company believes that Net Income Before Special Legal and Other Investigation Costs Net of Tax provides useful information to management and investors by improving their ability to compare the company's Net Income without the Special Legal and Other Investigation Costs for the three months ended March 31, 2005 with the Net Income without the Special Legal and Other Investigation Costs for the corresponding period in 2004. The company's effective tax rate was 39.5 percent for the three months ended March 31, 2005 compared to 39.0 percent for the same period in 2004. Net Income Before Special Legal and Other Investigation Costs Net of Tax can be reconciled to Net Income as shown in the two lines of the table immediately preceding this entry.

(4) The company believes that Earnings Per Share (fully diluted) Before Special Legal and Other Investigation Costs provides useful information to management and investors by improving their ability to compare the company's Earnings Per Share (fully diluted) without the Special Legal and Other Investigation Costs for the three months ended March 31, 2005 with the Earnings Per Share (fully diluted) without the Special Legal and Other Investigation Costs for the corresponding period in 2004. Earnings Per Share (fully diluted) Before Special Legal and Other Investigation Costs can be reconciled to Earnings Per Share (fully diluted) as shown in the two lines of the table immediately preceding this entry.

(B) Excludes international enrollments and enrollments at the two ITT Technical Institutes that ceased operations at the end of 2004. In the three months ended March 31, 2004, there were two new student enrollments at those two colleges. As of March 31, 2004, the combined total student enrollment at those two colleges was 140.

(C) Represents the number of online courses that students were registered to take. Excludes any online courses that the company's international enrollments may have been registered to take.

(D) Represents the number of Continuing Students in the quarter, divided by the Total Student Enrollment as of the end of the immediate preceding quarter.

(E) Excludes international enrollments.

(F) Represents the facilities of one of the company's colleges and construction costs associated with building the facilities of four of the company's colleges.

Rene R. Champagne, chairman and chief executive officer of ITT/ESI said, "I am very pleased that the Board selected Kevin Modany to be president and chief operating officer. Kevin had been handling most of the duties and responsibilities of a COO for 10 months prior to his selection, and he brings a great deal of knowledge and skill sets to these important positions."

Champagne continued, "Our enrollment performance in the first quarter of 2005 was in line with our internal goals, despite challenging enrollment comparisons to the first quarter of 2004 when new student enrollment increased 28.3 percent and total student enrollment increased 19.0 percent. We are accelerating the geographic expansion of our colleges in 2005, which should help position ITT/ESI for continued enrollment growth during the next several years. Our first new college will be in Owings Mills (Baltimore), Maryland which is expected to commence classes in June 2005. In addition, we believe that we may be able to commence classes at three to four new colleges in the second half of 2005, if the requisite regulatory approvals are obtained in a timely fashion. We also have an internal goal to open as many as four new learning sites in 2005. Two new learning sites (one in Las Vegas, NV and the other in Aurora (Denver), CO) have received all required regulatory approvals and are scheduled to be used for teaching classes beginning in June 2005. As of March 31, 2005, bachelor degree programs represented 20.3 percent of our total student enrollment compared to 9.7 percent as of March 31, 2004. Business and criminal justice programs represented 7.3 percent of our total student enrollment as of March 31, 2005 compared to 1.3 percent at the same point in 2004.

"Student persistence in the first quarter of 2005 stabilized to approximately the same rate that we experienced in the first quarter of 2004," said Champagne. "Our student persistence rate in the first quarter 2005 was 77.6 percent compared to 78.0 percent in the first quarter of 2004. We continue to focus on further improving this rate, and our internal goal is for each quarter's student persistence rate in 2005 to equal the rate for the same period in 2004."

Kevin M. Modany, president and COO said, "We raised our estimate of the special legal and other investigation costs (which relate to the DOJ investigation, SEC inquiry and securities class action, shareholder derivative and books and records inspection litigation) by $7.7 million to $32.8 million. This amount represents our current best estimate of the amount of those costs that we believe it is probable we will incur through the conclusion of the matters. As of March 31, 2005, we had been billed approximately $22.6 million of legal and non-legal costs related to those matters. Excluding the $7.7 million and $9.7 million of special legal and other investigation costs accrued in the first quarter of 2005 and 2004, respectively, our: operating income increased 29.6 percent to $30.8 million in the first quarter 2005 compared to $23.8 million in the same period of 2004; operating margin improved 240 basis points to 19.2 percent in the first quarter 2005 compared to 16.8 percent in the first quarter of 2004; and EPS (fully diluted) increased 31.3 percent to $0.42 in the first quarter of 2005 compared to $0.32 in the first quarter of 2004. The company's effective tax rate for the three months ended March 31, 2005 was 39.5 percent compared to 39.0 percent for the same period of 2004," according to Modany. The reconciliation to the company's consolidated statements of operations for the non-GAAP financial measures in this paragraph is provided in the table above and on the company's website at www.ittesi.com.

Modany continued, "Our cash and cash equivalents and investments on March 31, 2005 totaled $351.3 million compared to $266.0 million on March 31, 2004. Capital expenditures in the first quarter were $ 3.1 million, excluding real estate purchases and construction costs of $9.6 million. In the first quarter, we purchased the facilities of one college for $4.7 million and spent $4.9 million in construction costs associated with building the facilities of four other colleges. Bad debt expense as a percent of revenue was 1.8 percent in the first quarter of both 2005 and 2004. Days Sales Outstanding on March 31, 2005 was 7.2 days compared to 5.5 days on March 31, 2004. In February 2005, the U.S. Department of Education released the preliminary cohort default rates on federal student loans by an institution's students for the 2003 federal fiscal year. Following the correction of errors in the ED's data, our institutes' preliminary cohort default rates for the 2003 federal fiscal year ranged from 4.4 percent to 10.7 percent."

ITT Educational Services, Inc. operates 78 ITT Technical Institutes in 31 states. The ITT/ESI education system offers programs at the associate, bachelor and master degree levels in five schools of study: School of Information Technology, School of Electronics Technology, School of Drafting and Design, School of Criminal Justice and School of Business.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based upon the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: business conditions and growth in the postsecondary education industry and in the general economy; changes in federal and state governmental regulations with respect to education and accreditation standards, or the interpretation or enforcement thereof, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of the institutes; the company's ability to implement its growth strategies; receptivity of students and employers to the company's existing program offerings and new curricula; loss of lender access to the company's students for student loans; the effects of the federal grand jury investigation of the company which could result in monetary fines or penalties or other sanctions imposed on the company (including the company's loss of eligibility to participate in student financial aid programs) that could materially adversely affect the company's financial condition and results of operations; the results of the Securities and Exchange Commission's inquiry into the allegations being investigated by the federal grand jury which could result in the restatement of the company's financial statements, monetary fines or penalties or other sanctions that could materially adversely affect the company's financial condition and results of operations; the results of the securities class action, shareholder derivative and books and records inspection lawsuits filed against the company which, if adversely determined, could have a material adverse effect on the company's financial condition and results of operations; and other risks and uncertainties detailed from time to time in the company's filings with the Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY: WEB SITE:

Martin Grossman Nancy Brown www.ittesi.com

Senior Vice President Director Corporate Relations

(317) 706-9207 (317) 706-9260
ITT EDUCATIONAL SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	March 31, 2005	December 31, 2004	March 31, 2004
	(unaudited)		(unaudited)
Assets
Current assets
Cash and cash equivalents (a)	$ 25,575	$ 9,389	$ 23,056
Restricted cash	--	8,194	--
Short-term investments (a)	320,563	332,570	222,227
Accounts receivable, net	12,785	10,430	8,519
Deferred and prepaid income tax	8,128	6,587	6,846
Prepaids and other current assets	14,898	5,611	6,972
Total current assets	381,949	372,781	267,620
Property and equipment, net	107,180	98,746	79,660
Direct marketing costs	15,609	14,713	11,979
Investments	5,182	6,363	20,674
Other assets	981	786	961
Total assets	$ 510,901	$ 493,389	$ 380,894

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$ 36,748	$ 33,769	$ 36,627
Accrued compensation and benefits	10,837	16,122	12,335
Other accrued liabilities	30,573	26,418	25,878
Deferred revenue	150,663	156,792	127,685
Total current liabilities	228,821	233,101	202,525
Deferred income tax	10,778	12,842	4,709
Minimum pension liability	9,101	9,101	7,012
Other liabilities	7,069	3,271	3,004
Total liabilities	255,769	258,315	217,250

Shareholders' equity
Preferred stock, $.01 par value,
5,000,000 shares authorized, none
issued or outstanding	--	--	--
Common stock, $.01 par value, 150,000,000
shares authorized, 54,068,904 issued	540	540	540
and outstanding
Capital surplus	61,872	59,657	57,097
Retained earnings	308,172	293,910	228,397
Accumulated comprehensive income (loss)	(5,532)	(5,532)	(4,263)
Treasury stock, 7,903,325, 8,074,919 and 8,353,475
shares at cost	(109,920)	(113,501)	(118,127)
Total shareholders' equity	255,132	235,074	163,644
Total liabilities and shareholders' equity	$ 510,901	$ 493,389	$ 380,894

(a) Certain cash equivalents and short-term investments reclassifications have been made to the 2004 financial statements to conform to the 2005 presentation. The reclassifications had no impact on our total current assets, cash flows provided by (used for) operating activities or total consolidated results.

ITT EDUCATIONAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended
	March 31,
	(unaudited)
	2005	2004

Revenue	$ 160,153	$ 141,730

Costs and Expenses
Cost of educational services	80,121	76,493
Student services and administrative expenses	49,194	41,449
Special legal and other investigation costs	7,712	9,700
Total costs and expenses	137,027	127,642

Operating income	23,126	14,088

Interest income, net	1,714	709

Income before income taxes	24,840	14,797

Income taxes	9,812	5,771

Net income	$ 15,028	$ 9,026

Earnings per common share (basic):	$ 0.33	$ 0.20
Earnings per common share (diluted):	$ 0.32	$ 0.19

Supplemental Data:
Cost of educational services	50.0%	54.0%
Student services and administrative expenses	30.8%	29.2%
Special legal and other investigation costs	4.8%	6.9%
Operating margin	14.4%	9.9%
Student enrollment at end of period	41,557	38,192
Technical institutes at end of period	77	77
Shares for earnings per share calculation:
Basic	46,086	45,608
Diluted	47,079	46,763

ITT EDUCATIONAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months
	Ended March 31,
	(unaudited)
	2005	2004
Cash flows provided by (used for) operating activities:
Net income	$ 15,028	$ 9,026
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	4,296	4,867
Provision for doubtful accounts	2,871	2,501
Deferred taxes	(3,604)	(3,922)
Increase/decrease in operating assets and liabilities:
Short-term investments	-	(2,074)
Accounts receivable	(5,226)	(1,622)
Direct marketing costs	(896)	(1,135)
Accounts payable and accrued liabilities	5,666	2,765
Prepaids and other assets	(9,482)	(3,488)
Deferred revenue	(6,129)	(2,679)
Net cash provided by (used for) operating activities	2,524	4,239

Cash flows provided by (used for) investing activities:
Facility expenditures and land purchases	(9,584)	-
Capital expenditures, net	(3,146)	(3,024)
Proceeds from sales and maturities of investments (a)	193,747	240,986
Purchase of investments (a)	(180,559)	(279,177)
Net cash provided by (used for) investing activities	458	(41,215)

Cash flows provided by (used for) financing activities:
Exercise of stock options	5,010	8,494
Net cash flow provided by (used for) financing activities	5,010	8,494

Net increase (decrease) in cash, cash equivalents and restricted cash	7,992	(28,482)

Cash, cash equivalents and restricted cash at beginning of period	17,583	51,538

Cash, cash equivalents and restricted cash at end of period	$ 25,575	$ 23,056

(a) Certain cash equivalents and short-term investments reclassifications have been made to the 2004 financial statements to conform to the 2005 presentation. The reclassifications had no impact on our total current assets, cash flows provided by (used for) operating activities or total consolidated results.